UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e).

On April 29, 2019, Kewaunee Scientific Corporation (the “Company”) announced the appointment of Donald T. Gardner III as our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Gardner will also serve as the Company’s principal accounting officer. Thomas D. Hull III will no longer serve in the offices to which Mr. Gardner has been appointed, but will continue as the Company’s President and Chief Executive Officer. Prior to joining the Company, Mr. Gardner had been the Vice President, Financial Planning & Analysis of Victra, a leading exclusive premium retailer for Verizon and a portfolio company of private equity firm Lone Star Funds, since November 2017. Mr. Gardner was the Chief Financial Officer of Component Sourcing International, a provider of global sourcing solutions to manufacturers and a portfolio company of Argosy Private Equity, from August 2017 to November 2017. From January 2017 to June 2017, Mr. Gardner was Vice President and Treasurer of Dollar Express Stores, LLC, a start-up operator of discount retail stores, which was sold to Dollar General in November 2017; he served as Director, Financial Planning & Analysis of that company from March 2016 to January 2017. Mr. Gardner was Group Director, Finance and Internal Reporting for ATI Specialty Materials, a subsidiary of Allegheny Technologies Incorporated and a world leader in the production of nickel-based superalloys, titanium-based alloys, and specialty steels for the aerospace, oil and gas, and medical industries, from August 2014 to March 2016 and prior to that was Director, Financial Planning & Analysis for ATI from February 2012 to August 2014. Mr. Gardner is 40 years of age.

Mr. Gardner’s compensation will be as follows: starting annual base salary of $250,000; a potential bonus for the 2020 fiscal year under the Company’s annual bonus program of 40% of base salary; participation in the Company’s long-term equity compensation program at a rate of 40% of base salary; participation in the Company’s deferred compensation program; a signing bonus in the amount of $15,000; relocation financial assistance; and participation in our health and welfare benefits plans and retirement savings plans. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to Mr. Gardner’s offer letter, which is filed as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference.

The Company has also entered into a Change of Control Employment Agreement with Mr. Gardner (the “Agreement”). This Agreement provides for the payment of compensation and benefits in the event of termination of Mr. Gardner’s employment within three years following a Change of Control of the Company, as defined in the Agreement. If Mr. Gardner’s employment is so terminated he will receive compensation if the termination of his employment was by the Company or its successor without cause, or by Mr. Gardner for good reason, as defined in the Agreement. Upon such a termination of employment within two years following a Change of Control, the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to two times Mr. Gardner’s annual compensation. Upon a termination of employment occurring after the second anniversary, but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Mr. Gardner will be entitled to a lump-sum payment equal to his annual compensation. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 to this report on Form 8-K and incorporated herein by reference.

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A copy of the Company’s press release issued on April 29, 2019, announcing the appointment of Mr. Gardner, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter to Donald T. Gardner III dated April 2, 2019.

10.2	Change of Control Employment Agreement dated as of April 29, 2019 between Kewaunee Scientific Corporation and Donald T. Gardner III.

99.1	Press Release of Kewaunee Scientific Corporation dated April 29, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2019

Kewaunee Scientific Corporation

By:	/s/ Thomas D. Hull III
Thomas D. Hull III
President and Chief Executive Officer

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